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                                 AMENDMENT NO. 1

                                       TO

                SECOND AMENDED AND RESTATED GOVERNANCE AGREEMENT

         This Amendment No. 1 to Second Amended and Restated Governance Agreement, dated as of January 27, 1999, among Lund International Holdings, Inc., a Delaware corporation, LIH Holdings, LLC, a Delaware limited liability company, LIH Holdings II, LLC, a Delaware limited liability company, and LIH Holdings III, LLC, a Delaware limited liability company;

         WITNESSETH:

         WHEREAS, the parties hereto, which are the parties to the Second Amended and Restated Governance Agreement (the "Agreement"), dated as of December 22, 1998, desire to amend it as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Company, LIH, LIH II and LIH III hereby agree as follows:

         1. Section 4.11 of the Agreement is hereby amended to read in its entirety as follows:

         Section 4.11. "Permitted Shares" shall mean 3,149,080 shares of Common Stock, which number shall increase to include the number of shares of Common Stock into which the Class B-1 Common Stock and the Series B Preferred Stock is convertible, once the Class B-1 Common Stock and the Series B Preferred Stock is converted (as adjusted for stock dividends, splits, recombinations and the like).

         2. This Amendment is effective as of the date hereof, and is limited to matters expressly set forth herein and in all other respects, the Agreement shall remain unchanged and all terms thereof shall remain in full force and effect.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Governance Agreement to be executed as of the date first referred to above.

                                        LUND INTERNATIONAL HOLDINGS, INC.

                                        By: /s/ Dennis W. Vollmershausen
                                            ----------------------------
                                               Its President
                                            ----------------------------

                                        LIH HOLDINGS, LLC

                                        By: /s/ Ira D. Kleinman
                                            ----------------------------
                                               Its Manager
                                            ----------------------------

                                        LIH HOLDINGS II, LLC

                                        By: /s/ Ira D. Kleinman
                                            -----------------------------
                                               Its Manager
                                            -----------------------------

                                        LIH HOLDINGS III, LLC

                                        By: /s/ Ira D. Kleinman
                                            -----------------------------
                                               Its Manager
                                            -----------------------------


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